Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Reports Third Quarter 2016 Results

Fourth Consecutive Quarter of Strong Year-over-Year Growth

Third Quarter Revenues up 47%; Third Quarter Product Shipments up 72%

DAVIS, Calif., November 14, 2016 —Marrone Bio Innovations, Inc. (NASDAQ: MBII), a leading provider of effective and environmentally responsible pest management and plant health products, today announced results for the third quarter ended September 30, 2016.

The Company grew total GAAP revenues for the third quarter of 2016 by 46.8% to $3.6 million as compared to $2.5 million in the third quarter of 2015. Product shipments in the third quarter of 2016, historically the Company’s seasonally smallest shipping quarter, increased by 72.2% to $3.1 million from $1.8 million in the third quarter of 2015. This growth reflects continued increases in grower adoption of the Company’s products, the increased use of the Company’s products on an expanding number of crops and pests, new customers and additional geographic regions. For the nine months ended September 30, 2016, year over year GAAP revenue grew by 43.9% to $11.4 million and product shipments increased by 72.7% to $11.2 million.1

Dr. Pam Marrone, Chief Executive Officer, commented, “We are excited to report our fourth consecutive quarter of strong results. We have continued to generate growth through existing products, new product introductions, and new partnerships.”

Dr. Marrone continued, “We are confident that our business strategies and culture are properly aligned with some fundamental and basic market trends. Our scientific approach to new product development has allowed us to consistently and timely deliver effective products that address unmet market needs.”

The Company’s reported net loss for the third quarter of 2016 improved to $7.2 million, compared to a loss of $9.8 million in the third quarter of 2015. This improvement reflects higher gross profit and ongoing expense control. The Company’s gross margin in the third quarter of 2016 was 31.4%, compared to 5.5% in the third quarter of 2015. The Company used $5.1 million in cash during the period.

Dr. Marrone concluded, “We continued to gain momentum, with continued growth and margin improvement through our focus and discipline on our three buckets: already commercialized products, new pipeline products, and expansion of our international business. The market trends for continued global adoption and mainstreaming of biologicals are in our favor. We are excited about our future and believe we are well-positioned to deliver real value to our shareholders, our industry, and our global community of customers.”

[1]	See notes at the end of this release for additional information related to non-GAAP financial measures.

PRESS RELEASE

Recent Business Highlights

•	Launched New Granule Formulation of Grandevo

•	Received Registration for Grandevo and Venerate Bioinsecticides in Mexico

•	Signed Exclusive Seed Treatment Agreement with Albaugh, LLC

•	Hired New Manager for Latin America Business

•	Venerate XC New Label Approved in California

•	Majestene Awarded Best New Biopesticide by Agrow

•	USPTO Issued Patent Allowance for Use of Venerate Against Corn Rootworm

Recent Field Trial Highlights

•	Biostacked seed treatments increased corn yields in Iowa by 20-50 bushels/acre (11-27%)

•	Regalia increased California rice yields by 1000 pounds per acre (+12%)

•	Regalia showed increased tomato yields by 10-15% in soils infested with Fusarium wilt

•	Venerate continued to show control of corn rootworm (third year in a row)

•	Majestene was effective against nematodes on soybeans in Brazil

•	Grandevo continued to show performance for spotted wing Drosophila on soft fruits

•	Venerate performed as well as two chemicals against walnut husk fly

Conference Call and Webcast Details

As previously announced, the Company will host a conference call today at 4:30 p.m. ET to discuss the results of the quarter, followed by a question and answer session for the investment community. A live webcast of the call can be accessed on the Marrone Bio Innovations investor relations website at investors.marronebio.com. To access the call, dial toll-free 877-852-6580 or 719-325-4809 (international). The participant passcode is 7208644.

To listen to a telephonic replay of the conference call, dial toll-free 877-870-5176 or 858-384-5517 (international) and enter passcode 7208644. The replay will be available beginning at 7:30 p.m. ET on Monday, November 14, 2016 and will last through 11:59 p.m. on Monday, November 21. The webcast will also be available for replay at investors.marronebio.com.

PRESS RELEASE

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, plus the incremental amount of deferred revenues accrued during the applicable period from product shipments. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by MBI, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding our sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Product revenues	$3,549	$2,295	$11,083	$7,160
Related party revenues(a)	—	97	—	479
Change in deferred product revenue(b)	(452)	(593)	68	(1,183)

Product shipments	$3,097	$1,799	$11,151	$6,456

(a)	Related party revenues only consist of product sales for these periods and are not related to license revenues.
(b)	Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended September 30, 2016 and 2015, deferred license revenues decreased $85,000 and $83,000, respectively, and $269,000 and $249,000 for the nine months ending September 30, 2016 and 2015, respectively. For the three months ended September 30, 2016 and 2015, customer deposits included in deferred revenues were $923,000 and $0, respectively.

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in

PRESS RELEASE

our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have four products for agriculture on the market (Regalia®, Grandevo®, Venerate® and Majestene®), and also distribute Bio-tam 2.0® for Isagro USA in the western U.S. MBI also markets Zequanox® for invasive mussels for water markets. We also have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s business strategies, momentum and positioning in the agricultural pesticide industry and the Company’s ability to drive value to shareholders, the industry, and customers. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in obtaining additional financing to meet our business requirements and service our debt, difficulty in

PRESS RELEASE

developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other third parties. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PRESS RELEASE

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	SEPTEMBER 30, 2016	DECEMBER 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,013	$19,838
Restricted cash, current portion	1,444	1,856
Accounts receivable	2,055	2,347
Inventories, net	8,405	9,064
Deferred cost of product revenues, including deferred cost of product revenues to related parties of $0 and $79 as of September 30, 2016 and December 31, 2015, respectively	1,684	1,596
Prepaid expenses and other current assets	1,038	1,211

Total current assets	30,639	35,912
Property, plant and equipment, net	17,863	18,445
Restricted cash, less current portion	1,560	16,560
Other assets	181	284

Total assets	$50,243	$71,201

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,212	$2,007
Accrued liabilities	4,114	5,689
Accrued interest due to related parties	813	1,175
Deferred revenue, current portion	4,079	2,919
Deferred revenue from related parties	—	168
Capital lease obligations, current portion	1,112	647
Debt, current portion	248	244

Total current liabilities	12,578	12,849
Deferred revenue, less current portion	1,753	2,021
Capital lease obligations, less current portion	—	18
Debt, less current portion	21,347	21,509
Debt due to related parties	36,377	35,512
Other liabilities	1,421	1,314

Total liabilities	73,476	73,223
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock: $0.00001 par value; 250,000 shares authorized, 24,658 shares issued and outstanding as of September 30, 2016 and 24,536 as of December 31, 2015	—	—
Additional paid in capital	203,604	201,554
Accumulated deficit	(226,837)	(203,576)

Total stockholders’ deficit	(23,233)	(2,022)

Total liabilities and stockholders’ deficit	$50,243	$71,201

PRESS RELEASE

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Revenues:
Product	$3,549	$2,295	$11,083	$7,160
License	85	83	269	249
Related party	—	97	—	479

Total revenues	3,634	2,475	11,352	7,888
Cost of product revenues, including cost of product revenues to related parties of $0 and $53 for the three months ended September 30, 2016 and 2015, respectively and $0 and $248 for the nine months ended September 30, 2016 and 2015, respectively	2,493	2,340	7,880	7,332

Gross profit	1,141	135	3,472	556
Operating Expenses:
Research, development and patent	2,662	3,442	7,297	10,192
Selling, general and administrative	3,754	5,317	13,796	20,615

Total operating expenses	6,416	8,759	21,093	30,807

Loss from operations	(5,275)	(8,624)	(17,621)	(30,251)
Other income (expense):
Interest income	8	14	33	29
Interest expense	(755)	(687)	(2,264)	(2,015)
Interest expense to related parties	(1,099)	(501)	(3,265)	(501)
Other income (expense), net	(81)	(1)	(144)	40

Total other expense, net	(1,927)	(1,175)	(5,640)	(2,447)

Loss before income taxes	(7,202)	(9,799)	(23,261)	(32,698)
Income taxes	—	—	—	—

Net loss	$(7,202)	$(9,799)	$(23,261)	$(32,698)

Basic and diluted net loss per common share	$(0.29)	$(0.40)	$(0.95)	$(1.34)

Weighted-average shares outstanding used in computing net loss per common share	24,640	24,465	24,603	24,465

PRESS RELEASE

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015
Cash flows from operating activities
Net loss	$(23,261)	$(32,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,696	2,616
Loss (gain) on disposal of equipment	135	(35)
Share-based compensation	2,025	2,921
Non-cash interest expense	990	500
Net changes in operating assets and liabilities:
Accounts receivable	292	398
Inventories	659	2,874
Prepaid Expenses and other assets	172	(194)
Deferred cost of product revenues	(88)	649
Accounts payable	223	(4,426)
Accrued and other liabilities	(1,555)	823
Accrued interest due to related parties	(362)	368
Deferred revenue	892	(952)
Deferred revenue from related parties	(168)	(479)
Customer refund liabilities	—	(1,044)

Net cash used in operating activities	(18,350)	(28,679)
Cash flows from investing activities
Purchases of property, plant and equipment	(169)	(1,496)
Proceeds from the sale of equipment	—	7

Net cash used in investing activities	(169)	(1,489)
Cash flows from financing activities
Proceeds from issuance of debt due to related parties, net of financing costs	—	39,698
Repayment of debt	(195)	(371)
Repayment of capital leases	(549)	(1,646)
Change in restricted cash	15,412	(15,000)
Exercise of stock options	26	—

Net cash provided by financing activities	14,694	22,681
Net increase (decrease) in cash and cash equivalents	(3,825)	(7,487)
Cash and cash equivalents, beginning of period	19,838	35,324

Cash and cash equivalents, end of period	$16,013	$27,837

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $0 and $4 for the nine months ended September 30, 2016 and 2015, respectively	$4,881	$1,593

Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$21	$14

Equipment acquired under capital leases	$1,586	$787

Source: Marrone Bio Innovations

Investor Contact

ICR

James Palczynski

+1-203-682-8229

ir@marronebio.com